UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2006

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Agreement.

On July 25, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) approved the following actions relating to executive officers of the Company.

2006 Bonus Criteria. The Committee approved performance criteria for the second half of fiscal year 2006 for awards under the Company’s 2005 Annual Incentive Plan (the “Annual Plan”).

Restricted Stock Unit Grants. On July 25, 2006, the Company granted stock options and restricted stock units pursuant to the Company’s 2004 Equity Incentive Plan to its executive officers named below (the “Executives”) in the numbers set forth in the table below. Restricted stock units are awards that obligate the Company to issue a specific number of shares of common stock in the future if the vesting terms and conditions are satisfied.

Participant	Number of Restricted Stock Units
Hector de J. Ruiz	20,000	(1)

William T. Edwards	2,500	(1)

Phillip D. Hester	2,000	(1)
Phillip D. Hester	30,000	(2)

Thomas M. McCoy	6,000	(1)

Joseph Menard	1,500	(1)
Joseph Menard	14,000	(2)

Derrick Meyer	12,500	(1)

Henri Richard	12,500	(1)

Robert J. Rivet	7,500	(1)

Martin D. Seyer	3,000	(1)
Martin D. Seyer	30,000	(2)

Harry A. Wolin	3,500	(1)

(1)	These restricted stock units vest 25 percent on May 9, 2007 and then 6.25 percent every three months for the following 12 quarters.
(2)	These restricted stock units vest in accordance with performance milestones and represent the maximum number of shares realizable by the Executive based on accomplishment of specified performance objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: July 31, 2006	By:	/s/ Hollis O’Brien
	Name:	Hollis O’Brien
	Title:	Corporate Vice President, Secretary and
Chief Governance Officer

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